UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

AUGUST 31, 2012

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, on June 7, 2012, Fibrocell Science, Inc. (the “Company”) entered into a share purchase agreement (“Agreement”) with Rohto Pharmaceutical Co., Ltd. (“Purchaser”), pursuant to which the Company agreed to sell to Purchaser all of the shares of common stock of Agera Laboratories Inc. (“Agera”) held by the Company (the “Agera Shares”), which represents 57% of the outstanding common stock of Agera.

The closing of the Agreement took place on August 31, 2012. Pursuant to the Agreement, the purchase price (“Purchase Price”) for the Agera Shares was (i) $850,000; plus (ii) the amount equivalent to 57% of total sum of the cash held by Agera at the date of closing; plus (iii) the amount equivalent to 57% of Agera’s accounts receivable less allowance for uncollectible account at the date of closing. The Company received an initial payment of $400,000 in June 2012 and expects to receive the remainder of the amount owed by September 14, 2012.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Rule 8-05 of Regulation S-X is set forth in the Form S-1 filed by the Company on September 7, 2012.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: September 7, 2012	By:	/s/ Declan Daly
Declan Daly,
Chief Financial Officer